Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-265908, 333-251362, 333-212457 and 333-154765) on Form S-8 and in the registration statement (No. 333-255634) on Form S-3 of our reports dated February 25, 2025, with respect to the consolidated financial statements and financial statement schedule II of Armstrong World Industries, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 25, 2025